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# PROOF ACQUISITION CORP I

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 27, 2023.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**Vote at the Meeting –**
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/proof-paci/sm2023**

**MAIL –** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

## PROXY CARD

□ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED □

X

### PROOF ACQUISITION CORP I — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. **The BCA Proposal –** To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of August 1, 2023 (the "Business Combination Agreement"), among PACI, PACI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PACI ("Merger Sub"), and Volato, Inc., a Georgia corporation ("Volato"), pursuant to which Merger Sub will merge with and into Volato, with Volato surviving the merger as a wholly-owned subsidiary of PACI, including the other transactions contemplated by the Business Combination Agreement (such transaction, the "Business Combination" and such proposal, the "BCA Proposal"). A copy of the Business Combination Agreement is attached to the proxy statement/prospectus as Annex A.

2. **The Stock Issuance Proposal –** To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange ("NYSE"), the issuance of up to 20,707,600 shares of Class A Common Stock of PACI, par value $0.0001 per share ("Class A Common Stock"), pursuant to the Business Combination Agreement (the "Stock Issuance Proposal"). The Stock Issuance Proposal is conditioned on the approval of the BCA Proposal.

3. **The Charter Amendment Proposal –** To consider and vote to approve and adopt an amended and restated certificate of incorporation of PACI (the "Proposed Charter"), which will amend, restate, and replace PACI's Amended and Restated Certificate of Incorporation, dated November 29, 2021 (as amended, the "Current Charter") upon the closing of the Business Combination (the "Closing"). A copy of the Proposed Charter is attached to the proxy statement/prospectus as Annex B. The Charter Amendment Proposal is conditioned on the approval of the BCA Proposal and the Stock Issuance Proposal, but it is not conditioned on the approval of the Advisory Charter Proposals.

4. **The Advisory Charter Proposals –** To approve and vote, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions (collectively, the "Advisory Charter Proposals"). Each of the Advisory Charter Proposals is conditioned on the approval of the BCA proposal and the Stock Issuance Proposal.

**4a.** a proposal to increase the authorized number of shares of Class A Common Stock from 70,000,000 to 80,000,000,

**4c.** a proposal to impose a non-citizen voting limitation,

**4d.** a proposal to require a supermajority vote for the removal of directors, and

**4e.** a proposal to change the voting threshold to approve amendments to certain provisions of the Proposed Charter

5. **The Stock Incentive Plan Proposal –** To consider and vote upon a proposal to approve the 2023 Stock Incentive Plan (the "2023 Plan"), a copy of which is attached to the proxy statement/prospectus as Annex C, including the authorization of the initial share reserve under the 2023 Plan (the "Stock Incentive Plan Proposal").

The Stock Incentive Plan Proposal is conditioned on the approval of the BCA Proposal, the Stock Issuance Proposal, and the Charter Amendment Proposal. The Stock Incentive Plan Proposal is conditioned on the approval of the BCA Proposal, the Stock Issuance Proposal, and the Charter Amendment Proposal.

6. **The Adjournment Proposal –** To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the BCA Proposal, the Stock Issuance Proposal, the Charter Amendment Proposal, or the Incentive Plan Proposal (such proposal to approve the adjournment of the Special Meeting, the "Adjournment Proposal" and, together with the BCA Proposal, the Stock Issuance Proposal, Charter Amendment Proposal, Advisory Charter Proposals, and the Stock Incentive Plan Proposal, the "Proposals"). The Adjournment Proposal is not conditioned on the approval of any other Proposals.

**4b.** a proposal to change the quorum required for meetings of the Board, ☐ ☐ ☐ ☐ ☐ ☐

CONTROL NUMBER

**Signature____________________________ Signature, if held jointly_______________________________ Date____________, 2023**

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on November 28, 2023:**

**This notice of Special Meeting and the accompanying Proxy Statement are available at https://www.cstproxy.com/proof-paci/sm2023.**

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

**PROXY CARD FOR COMMON STOCK**

# PROOF ACQUISITION CORP I

**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 28, 2023**

The undersigned holder of Common Stock, revoking any previous proxies relating to these shares with respect to the Extension Amendment Proposal, the Trust Agreement Amendment Proposal, and the Adjournment Proposal hereby acknowledges receipt of the notice and Proxy Statement, dated [ ], 2023, in connection with the Special Meeting to be held at 10:00 a.m., Eastern Standard Time on November 28, 2023 via the Internet, for the sole purpose of considering and voting upon the proposals, and hereby appoints John C. Backus, Jr., our Chief Executive Officer, or, failing him, Michael Zarlenga, our General Counsel, or, failing him, the duly appointed director of the Special Meeting (with full power to act alone), the attorney and proxy of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

The Special Meeting can be accessed via the Internet at **https://www.cstproxy.com/proof-paci/sm2023**, where the undersigned will be able to listen to the meeting live and vote during the meeting. Please note that the undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual platform.

**THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.**

**(Continued, and to be marked, dated, and signed, on the other side)**